UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2019
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(844) 362-2566
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On October 19, 2019, the Board of Directors (the “Board”) of the Obalon Therapeutics, Inc. (the “Company”) approved the appointment of William Plovanic, age 50, as the Company’s Chief Executive Officer, effective as of October 19, 2019. In addition to his appointment as the Company’s Chief Executive Officer, Mr. Plovanic will retain the title of President and continue to serve as a Class II director on the Board. Coincident with the promotion of Mr. Plovanic to Chief Executive Officer, Nooshin Hussainy, age 61, was appointed as the Company’s Chief Financial Officer, effective as of October 19, 2019. The Company issued a press release announcing the promotions, a copy of which is attached hereto as Exhibit 99.1.
In connection with, and effective upon, Mr. Plovanic’s appointment as the Company’s Chief Executive Officer, the Compensation Committee of the Board approved an increase to Mr. Plovanic’s annual base salary from $400,000 to $510,000 and a one-time cash bonus equal to $200,000.
In connection with, and effective upon, Ms. Hussainy’s appointment as the Company’s Chief Financial Officer, the Compensation Committee of the Board approved an increase to Ms. Hussainy’s annual base salary from $250,000 to $300,000. Under her offer letter with the Company, Ms. Hussainy is eligible to participate in our existing medical benefits program.
Additionally, in connection with their appointments, Mr. Plovanic will receive an option to purchase 10,000 shares of the Company’s common stock and Ms. Hussainy will receive two separate options to purchase 11,682 and 9,000 shares of the Company’s common stock. The stock options will have an exercise price per share equal to the closing price of the Company’s common stock on the NASDAQ Stock Market on the grant date, October 25, 2019. Each of Mr. Plovanic’s option and Ms. Hussainy’s option to purchase 11,682 shares will vest over a four-year period, with 25% of the shares underlying the option vesting on the first anniversary of the date of appointment and the remainder of the shares vesting monthly over the subsequent three years, subject to the executive’s continued service with the Company through the applicable vesting dates. Ms. Hussainy’s option to purchase 9,000 shares will vest over a four-year period, with 1/48th of the shares underlying the option vesting on each monthly anniversary of the grant date, subject to Ms. Hussainy’s continued service with the Company through the applicable vesting date.
Information regarding Mr. Plovanic’s background, business experience, compensation and any related party transactions, and information regarding Ms. Hussainy’s background, business experience and any related party transactions, appears in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on June 13, 2019 under the headings “Executive Officers,” “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions,” which information is incorporated herein by reference. There are no family relationships between Mr. Plovanic and any of the Company’s directors or executive officers, nor are there any family relationships between Ms. Hussainy and any of the Company’s directors or executive officers.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 24, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: October 24, 2019	By:	/s/ William Plovanic
William Plovanic
President and Chief Executive Officer